PLEDGE AGREEMENT


     PLEDGE AGREEMENT dated as of July 27, 1998, made by SWANK, INC., a Delaware corporation (the "Borrower"), in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Agent (in such capacity, the "Agent") for the financial institutions which are now or which hereafter become a party to the Credit Agreement described below (the "Lenders").

                      W I T N E S S E T H:

     WHEREAS, pursuant to the Revolving Credit and Security Agreement dated as of even date herewith by and among the Borrower, the Lenders and the Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Lenders have agreed to make revolving advances to, and to issue or participate in letters of credit for the account of, the Borrower, all upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrower owns all of the issued and outstanding capital stock of Swank Sales International (V.I.), Inc., a Virgin
Islands corporation ("Swank Sales"; and

     WHEREAS, it is a condition precedent to the obligation of Lenders to make revolving advances to, and to issue or participate in letters of credit for the account of, the Borrower that the Borrower execute and deliver to Agent this Pledge
Agreement.

     NOW, THEREFORE, in consideration of the premises and to induce Agent and the Lenders to enter into the Credit Agreement, the Borrower hereby agrees with the Agent and the Lenders as follows:

     1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

          "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

          "Collateral" means the Pledged Stock and all Proceeds, whether now owned or hereafter acquired.

          "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

          "Pledged Stock" means the shares of capital stock of Swank Sales owned by the Borrower, as listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by Swank Sales to the Borrower while this Pledge Agreement is in effect.

          "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon and distributions with respect thereto.

          "Securities Act" means the Securities Act of 1933, as amended.

     2. Pledge; Grant of Security Interest. The Borrower hereby delivers to the Agent all the Pledged Stock that exists on the date hereof and will immediately deliver to the Agent all Pledged Stock that comes into existence in the future and hereby grants to the Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the Borrower's right, title and interest to and in the Collateral, as collateral security for the prompt and complete performance of the Obligations.

     3. Stock Powers. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock, the Borrower shall deliver an undated stock power covering such certificate, duly executed in blank by the Borrower.

     4. Representations and Warranties. The Borrower represents and warrants that:

          (a) The shares of Pledged Stock listed on Schedule I hereto constitute all the issued and outstanding shares of all classes of the capital stock of Swank Sales owned by the Borrower.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) The Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I hereto, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement and Permitted Encumbrances.

          (d)  Upon delivery to the Agent of the stock
     certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien (subject only to Permitted Encumbrances) on the Collateral, enforceable as such against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower, subject to (i) limitations imposed by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) Except as disclosed in Schedule 5.8(b) to the Credit Agreement, the Borrower does not have any pending or threatened litigation, arbitration, action or proceeding which could reasonably be expected to have a material adverse effect on the value of the Collateral, or Agent's Lien on the Collateral, including the priority thereof.

     5. Covenants. The Borrower covenants and agrees with the Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid and performed in full and the Credit Agreement has been terminated:

          (a) If the Borrower shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Borrower shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Borrower to the Agent, if required, and if a stock certificate is received, together with an undated stock power covering such certificate duly executed in blank by the Borrower, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of Swank Sales shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of Swank Sales or pursuant to the reorganization of Swank Sales, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent and the Lenders, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

          (b) The Borrower will not (i) vote to enable, or take any other action to permit, Swank Sales to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of Swank Sales, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and Permitted Encumbrances. The Borrower will defend the right, title and interest of the Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

          (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner reasonably satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement. Until such note, instrument or chattel paper is delivered to the Agent, the Borrower shall hold such note, instrument or chattel paper in trust for the Agent and the Lenders, as additional collateral security for the Obligations.

          (d) The Borrower agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

          (e) The Borrower shall promptly notify the Agent in writing of any material adverse event relating to the Collateral or any material adverse change in the value of the Collateral.

          (f) The Borrower shall furnish to the Agent such other information relating to the Collateral as the Agent may from time to time reasonably request.

     6. Voting Rights. Unless an Event of Default shall have occurred and be continuing, the Borrower shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock, provided that no vote shall be cast or corporate right exercised or other action taken by or on behalf of the Borrower which, in the Agent's reasonable judgment, is reasonably likely to impair the Collateral or would result in any violation of any provision of the Credit Agreement or any Other Document.

     7.   Rights of Lender.

          (a) If an Event of Default shall occur and be continuing, at the option of the Agent, all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of Swank Sales or otherwise and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but Agent shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of Agent hereunder shall not be conditioned or contingent upon the pursuit by Agent or any Lender of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in so doing, nor shall the Agent or any Lender be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     8. Remedies. If an Event of Default shall occur and be continuing, the Agent and the Lenders may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in the Other Documents, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law or referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral, or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker's board or office of the Agent or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The Agent and each Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released to the extent permitted by law. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Agent and each Lender arising out of the exercise by the Agent or such Lender of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. The Borrower further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

     9. Limitation on Duties Regarding Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, and Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in so doing nor shall any of them be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

     10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     11. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     13. No Waiver; Cumulative Remedies. Lender shall not by any act (except by a written instrument pursuant to paragraph 14 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure by the Agent or any Lender to exercise, nor any delay by the Agent or any Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or the Lenders would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     14. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent, provided that any provision of this Pledge Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

     15. Notices. All notices, requests and demands to or upon the Borrower, the Agent or any Lender under or in connection with this Pledge Agreement to be effective shall be in writing and shall be given in accordance with Section 15.6 of the Credit Agreement.

     16. Irrevocable Authorization and Instruction to Borrower. The Borrower hereby authorizes and instructs Swank Sales to comply with any instruction concerning the Pledged Stock and/or any Proceeds received by it from the Agent in writing that (a) states that an Event of Default has occurred and is continuing, and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Borrower and the Borrower agrees that Swank Sales shall be fully protected in so complying.

     17. Termination. This Pledge Agreement shall terminate upon the indefeasible payment in full of each of the Obligations and the termination of the Credit Agreement. At the time of such termination, the Agent will execute and deliver to the Borrower an instrument acknowledging the termination of this Pledge Agreement and will duly assign, transfer and deliver to the Borrower such of the Collateral which has not been sold, or otherwise applied or released pursuant to this Pledge Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Pledge Agreement as of the date first above written.


WITNESS:                      SWANK, INC.



/s/ William D. Freedman                 /s/ Christopher F. Wolf
________________________
                              By:_______________________________
                              Name: Christopher F. Wolf
                              Title: Senior Vice President



                                                       SCHEDULE 1
                                                       To Pledge
                                                       Agreement


                  DESCRIPTION OF PLEDGED STOCK


                                 Stock
                    Class of  Certificate    No. of
                    Stock         No.        Shares